Exhibit 99.4

GOODMAN NETWORKS INCORPORATED

OFFER TO EXCHANGE

$100,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 12.125% SENIOR SECURED NOTES DUE 2018, THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

FOR

ALL OF ITS OUTSTANDING 12.125% SENIOR SECURED NOTES DUE 2018 ISSUED ON AUGUST 30, 2013

, 2014

To Our Clients:

Enclosed for your consideration are a Prospectus, dated             , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Goodman Networks Incorporated (the “Company”) and certain subsidiary guarantors of the Company (collectively, the “Guarantors”) to exchange (the “Exchange Offer”) an aggregate principal amount of up to $100,000,000 of the Company’s 12.125% Senior Secured Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 12.125% Senior Secured Notes due 2018 issued on August 30, 2013 (the “Outstanding Notes”), in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes to be issued in the Exchange Offer are substantially identical to the Outstanding Notes, except that the Exchange Notes will be freely tradable, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2014, UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated             , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Goodman Networks Incorporated (the “Company” or the “Issuer”) and certain subsidiary guarantors of the Issuer (collectively, the “Guarantors”) to exchange an aggregate principal amount of up to $100,000,000 of the Company’s 12.125% Senior Secured Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 12.125% Senior Secured Notes due 2018 issued on August 30, 2013 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the undersigned’s representations that:

(i)	the holder is acquiring the Exchange Notes in its ordinary course of business;

(ii)	at the time of the commencement and consummation of the Exchange Offer, the holder has not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

(iii)	the holder is neither an “affiliate” of the Issuer or any Guarantor within the meaning of Rule 405 of the Securities Act nor a broker-dealer tendering Outstanding Notes acquired directly from the Issuer for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

(iv)	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes;

(v)	if the holder is a resident of the state of Arizona, Arkansas, California, Minnesota, Nevada, Pennsylvania or Wisconsin, the holder qualifies as an “institutional investor” or “institutional buyer,” as the case may be, within the meaning of such state’s applicable securities and Blue Sky laws and regulations as interpreted by the regulatory body in such state responsible for promulgating and interpreting such state’s securities and Blue Sky laws and regulations;

(vi)	if the holder is a resident of the state of Utah, the holder is (1) a depository institution; (2) a trust company; (3) an insurance company; (4) an investment company as defined in the Investment Company Act of 1940; (5) a pension or profit-sharing trust; (6) other financial institution or institutional investor; or (7) a broker-dealer within the meaning of Utah Code § 61-1-14(2)(h) and any applicable regulation or interpretation promulgated by the State of Utah Department of Commerce; and

(vii)	the holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in (i) through (vi) hereof.

If the undersigned is a broker-dealer, such holder further represents that it is receiving the Exchange Notes for its own account in exchange for Outstanding Notes acquired as a result of market-making activities or other trading activities, understands that it may be a statutory underwriter and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that all resales of the Exchange Notes must be made in compliance with applicable state securities or Blue Sky laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the Exchange Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that the Issuer assumes no responsibility regarding compliance with state securities or Blue Sky laws in connection with resales.

Any holder of Outstanding Notes who is an affiliate of the Issuer or any Guarantor, is engaging in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or is not acquiring the Exchange Notes in the ordinary course if its business (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available April 13, 1989) or similar interpretive letters and (ii) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

SIGN HERE

Dated:	, 2013

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number:

(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

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